Exhibit 10.2
SECOND ADDENDUM
TO
THIRD AMENDMENT TO CONSTRUCTION-TERM LOAN AGREEMENT
This Second Addendum to Third Amendment to Construction-Term Loan Agreement (“Addendum”) is made effective as of the 1st day of February, 2011 between MLIC Asset Holdings LLC, successor-in-interest to Outsource Services Management, LLC, successor-in-interest to the Federal Deposit Insurance Corporation as receiver of BankFirst (“Lender”) and Iowa Renewable Energy, LLC (“Borrower”).
RECITALS:
A.
The Lender and the Borrower entered into that certain Third Amendment to Construction-Term Loan Agreement, dated September 1, 2010, as amended by a First Addendum to Third Amendment to Construction-Term Loan Agreement, dated September 15, 2010 (collectively, the “Third Amendment”).

B.
As of February 1, 2011, there was owed on the Note the principal balance of $27,142,668.29, accrued interest in the amount of $146,547.79, totaling $27,289,216.08, plus interest continuing to accrue on the unpaid principal balance in the amount of $4,818.01 per day.

C.	The Lender and the Borrower wish to amend the Third Amendment pursuant to the terms of this Addendum and extend the maturity date of the Note pursuant to the terms of a note modification agreement.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein it is agreed:
1.
All terms not otherwise defined in this Addendum shall have the meaning given to such term in the Third Amendment. The recital paragraphs are hereby incorporated as though fully set forth in this Addendum.

2.
Notwithstanding the execution of the Third Amendment or any Addendum thereto, or the delivery of all documents in furtherance thereof, this Addendum becoming effective shall be subject to the timely satisfaction of the following conditions precedent:

(a)	No event of Default or event which will mature into an event of Default, shall have occurred and be continuing.

(b)
The Borrower shall have delivered the Loan Documents and the agreements listed below, each of which shall be in a form and content satisfactory to the Lender, executed by the parties specified therein, and all other documents, certificates, opinions and statements requested by the Lender:

(i)	This Addendum.

(ii)	A note modification agreement pursuant to which the maturity date of the Note is extended to January 2, 2012 (the “Note Modification”).
(c)	The Borrower shall have paid to MLIC Asset Holdings LLC an extension fee of $17,500.00.
3.
Upon satisfaction of all of the conditions set forth in Paragraph 2 above, (i) the Note Modification shall be accepted by the Lender and deemed to be in full force and effect and (ii) the Third Amendment and/or the Loan Agreement shall be deemed to be modified as follows:

(a)	The “Termination Date” as set forth in Section 2.1 of the Third Amendment is hereby changed to January 2, 2012.
Second Addendum to Third Amendment

(b)	Subparagraph 5.01(z) of the Loan Agreement (as set forth in Section 2.5 of the Third Amendment) is hereby deleted and the following new subparagraph 5.01(z) is substituted in lieu thereof:
(z) The Borrower shall maintain at all times a minimum Tangible Net Worth of not less than Five Million Dollars ($5,000,000.00). As used herein “Tangible Net Worth” shall mean unit holders’ equity less any assets representing amounts or obligations due from employees, unit holders, insiders and any intangible assets and subordinated debt. Intangible Assets are those assets without physical substance which are classified as having value by carrying such value on the balance sheet of the entity claiming such value. Intangible assets include, but are not limited to, goodwill, patents, trademarks, organizational costs, copyrights, franchise rights, territory rights, licenses, memberships, exploration rights, processes, and designs.
4.
The Borrower does hereby release and forever discharge the Lender, the other Participants, the prior holders of the Loan Documents and their officers, agents and employees, successors and assigns from all causes of action, suits, claims and demands of every kind and character, known or unknown, without limit, including any action in law or equity, which the Borrower has or may ever have had against the them, if the circumstances, or any part of the circumstances, giving rise to such cause of action, suit, claim or demand occurred prior to the date of this Addendum.

5.	Except as modified by this Addendum, all the terms and conditions of the Third Amendment and the Loan Agreement, as amended, shall remain unchanged and in full force and effect.
6.	This Addendum may be executed in one or more identical counterparts, which, when executed by all parties, shall constitute one and the same agreement.
7.
The Third Amendment and the Loan Agreement, as amended, embodies the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter thereof and supercedes all prior agreements and understandings among such parties with respect to the subject matters thereof.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.
IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first above written.

BORROWER: Iowa Renewable Energy, LLC		LENDER: MLIC Asset Holdings LLC, a Delaware limited liability company

By	/s/ Michael J. Bohannan	By:	Transmountain Land & Livestock Company,

	Name Michael J. Bohannan		a Montana corporation, its Manager
Its President

			By:	/s/ Michael Wilson
Name: Michael Wilson
Title: Vice President
Second Addendum to Third Amendment

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